POWER OF ATTORNEY


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Kelly Mahon Tullier, Margaret Fitzpatrick,
Douglas Stewart and Sue Choi of Visa
Inc., a Delaware corporation (the "Company"), signing individually, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (1) prepare, execute for and on behalf of the undersigned, and submit to the U.S.
Securities and Exchange Commission (the "SEC"), a Form ID or any successor form, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC promulgated thereunder; (2) prepare and execute for and on behalf of the undersigned Forms 3, 4 and 5 and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, and any amendments thereto; and (3) cause such form(s) to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, relating to the undersigned's ownership, acqusition or disposition of securities of the Company.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act as requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the earliest of: (1) the undersigned is no longer required to file Forms 3, 4 and 5 or any successor form with respect to the undersigned's holdings of and transactions in securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (3) as to a specific attorney-in-fact, the employment of such attorney-in-fact with the Company is terminated; or
(4) a new Power of Attorney supersedes this Power of Attorney.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of November, 2019.


By:
/s/ Ramon Laguarta

Ramon Laguarta